UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2019

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA		H4M 2X6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 9, 2019, the Board of Directors (the “Board”) of Milestone Pharmaceuticals Inc. (the “Company”) appointed Amit Hasija as the Chief Financial Officer and Executive Vice President of Corporate Development, of the Company, effective upon the commencement of Mr. Hasija’s employment with the Company on September 9, 2019.

Mr. Hasija, age 47, served as Chief Financial Officer and Chief Business Officer at Fulcrum Therapeutics, a publicly-traded, clinical-stage biopharmaceutical company focused on developing therapies for genetically-defined rare diseases, from May 2017 to January 2019. Prior to Fulcrum, he served at Sanofi S.A from October 2012 to January 2017, most recently as Vice President of Integrated Care, where he was responsible for developing cardiovascular and diabetes value-based contracting models. While at Sanofi, he also served as Vice President of North America Pharmaceutical Business Development, and was responsible for identifying external opportunities and executing in-licensing, co-promotion, partnership and acquisition activities in multiple therapeutic areas, including cardiovascular, immunology, diabetes, oncology, renal and biosurgery. Prior to joining Sanofi, Mr. Hasija spent more than a decade at Goldman Sachs, Credit Suisse and Deutsche Bank, where he executed mergers and acquisitions and corporate finance transactions for healthcare clients. He began his career at Merck & CO. as a Planning and Logistics Analyst and Operations Manager. Mr. Hasija earned a B.S. in Chemical Engineering from Drexel University and received an MBA from New York University’s Stern School of Business.

Mr. Hasija does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Hasija and any other person pursuant to which Mr. Hasija was selected to serve as Chief Financial Officer of the Company. There have been no transactions involving Mr. Hasija that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with his appointment, Mr. Hasija entered into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 12, 2019.

In connection with his appointment, the Company entered into an employment agreement with Mr. Hasija (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Hasija will report to the Company’s Chief Executive Officer. The Employment Agreement does not provide for a specified term of employment and Mr. Hasija’s employment will be on an at-will basis. Pursuant to the Employment Agreement, Mr. Hasija is entitled to an annual base salary of $390,000, is eligible to receive an annual target performance bonus of up to 35% of his gross base salary and was granted an incentive share option to purchase up to 147,000 of the Company’s common shares (the “Option”) at an exercise price of $22.45 per share, which was the closing price of the Company’s common shares on the Nasdaq Global Market on September 9, 2019, the date of grant of the Option. The Option will vest over four years, with one-fourth of the shares subject to the option vesting on the one-year anniversary of the date of grant and the remainder of the shares vesting in equal monthly installments, subject to Mr. Hasija’s continued service on each applicable vesting date. The Option is subject to the terms of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) and the applicable award agreements thereunder. Mr. Hasija is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

Under the Employment Agreement, if Mr. Hasija is terminated by us without cause or if Mr. Hasija resigns for good reason, he is entitled to salary continuation and reimbursement of premiums to continue health care benefits for a period of nine months, subject to his execution of a general release in favor of our company. If Mr. Hasija is terminated without cause or resigns for good reason within 30 days prior to, or 12 months following, a change in control, he is entitled to receive (i) salary continuation and reimbursement of premiums to continue health care benefits for a period of 12 months, (ii) a one-time bonus equal to his target bonus for the year in which he is terminated and (iii) accelerated vesting of any outstanding and unvested share options, subject in the case of the foregoing clauses (i) and (ii), to his execution of a general release in favor of the Company.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, which is incorporated herein by reference.

Appointment of Chief Accounting Officer and Amendment of Employment Agreement

On September 9, 2019, the Board appointed Timothy L. Maness, its current Vice President, Finance, as the Chief Accounting Officer of the Company, effective September 9, 2019. Mr. Maness will continue to serve as the Company’s principal financial officer and principal accounting officer in this role.  In connection with his appointment, Mr. Maness also received an incentive share option (the “Additional Option”) to purchase up to 20,000 of the Company’s common shares at an exercise price of $22.45 per share, which was the closing price of the Company’s common shares on the Nasdaq Global Market on September 9, 2019, the date of grant of the Additional Option. The Additional Option will vest over four years, with one-fourth of the shares subject to the option vesting on the one-year anniversary of the date of grant and the remainder of the shares vesting in equal monthly installments, subject to Mr. Maness’ continued service on each applicable vesting date. The Additional Option is subject to the terms of the 2019 Plan and the applicable award agreements thereunder.

Item 7.01                                           Regulation FD Disclosure.

On September 9, 2019, the Company issued a press release announcing the appointment of Mr. Hasija as its Chief Financial Officer and Executive Vice President of Corporate Development, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 9, 2019, between the Company and Amit Hasija

99.1	Press release, dated September 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Timothy Maness
Timothy Maness
Chief Accounting Officer

Dated: September 10, 2019